Exhibit 99.1

Press Release

DATAWATCH CORPORATION REPORTS EARNINGS FOR ITS FOURTH QUARTER AND FISCAL 2006

Company Confirms Accelerated Strategic Change to Focus
on the Information Management Market

Chelmsford, MA - November 28, 2006 -- Datawatch Corporation (NASDAQ: DWCH), a leader in the rapidly growing Enterprise Information Management market space, today announced results for its fourth quarter and fiscal year ended September 30, 2006.

Revenues for the quarter ended September 30, 2006 were $5,326,000, a decrease of 7% from $5,697,000 for the same period of fiscal 2005. Net loss for the fourth fiscal 2006 quarter was $(530,000), or $(0.10) per diluted share, compared to net income of $617,000, or $0.11 per diluted share, a year ago.

Revenues for the year ended September 30, 2006 were $20,811,000 a decrease of 3% from $21,512,000 for fiscal 2005. Net loss for fiscal 2006 was $(555,000), or $(0.10) per diluted share, compared to net income of $800,000, or $0.14 per diluted share a year ago.

Commenting on the fiscal 2006 results, president and CEO Robert Hagger said, “This was an important year for Datawatch, one of investment and of accelerated strategic change. Datawatch added to its position in the Information Management market with a business document archiving and retrieval acquisition, and decreased its exposure in the consolidating IT support and Service Management space. Revenue from Business Intelligence (BI) products and services grew by approximately 4% in fiscal 2006, even though no new major product version upgrades were released. The revenue improvements in BI products were offset by a 14% decrease in revenue from IT support and Service Management products. International revenue in fiscal 2006 accounted for 32% of total revenue versus 37% in fiscal 2005.

“Following four consecutive years of profitability, fiscal 2006 was a year of significant investment in product acquisition and development with the goal of positioning the company for future growth. The recent investments made in the Integrated Document Archive and Retrieval Systems (IDARS) business help to consolidate the company’s position as a leader in the Information Management space.

“The major accomplishments this year were:

•	Datawatch acquired the Integrated Document Archive and Retrieval Systems (IDARS) business from ClearStory Systems, successfully integrating the technology into our existing product offerings.

•	Maintenance contracts for the acquired BDS business were renewed at a rate of 94% since the date of acquisition, providing a strong re-occurring revenue stream for fiscal 2007 and beyond.

•
We continued to expand our data and information management offerings to meet the rapidly increasing demand in the Business Intelligence market, especially for solutions that provide improved access, analysis and delivery of business documents and information to solve real world business problems, such as meeting compliance and regulatory requirements.

•	Subscription sales grew 36% from $451,000 in fiscal 2005 to $615,000 in 2006.

•	Net Cash provided by operations was more than $1.1 million in the fiscal year.

Mr. Hagger continued; “In October, and subsequent to the year-end results, we reduced headcount and resource allocation for the basic Service Management business in Europe by an annual rate of approximately $1.2 million. The plan is to increase new business focus on the Information Management space both in the US and international markets. This change in strategy will suit our customers well as IT Support and Service Management departments are now looking to take the performance of their organizations to the next level by improving reporting and web-based performance management capabilities.

“From desktop information productivity tools through to enterprise-scale information access, analysis and distribution applications, Datawatch is providing easy to use solutions that deliver a strong return on investment for our customers by fully leveraging their existing systems. We plan to release new versions of all main products during the next calendar year, and look forward to seeing the results of our strategy shift unfold in fiscal 2007.”

Datawatch previously announced that the company will present and discuss its fourth quarter results today at 2 p.m. (EST) in a live conference call broadcast via the Internet at http://www.vcall.com/CustomEvent/NA011345/index.asp?id=110224. Listeners are recommended to go to the website at least 15 minutes early to register and download any necessary audio software. An archived replay of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH

Datawatch Corporation is a leader in the rapidly growing Enterprise Information Management market space. By providing solutions that build on a Service Oriented Architecture (SOA) framework and its Monarch report and data mining technology, Datawatch allows organizations to archive, access, enhance, analyze and deliver information from wherever it resides inside or outside the enterprise to solve business problems. Datawatch products are used in more than 20,000 companies, institutions and government agencies worldwide.

The corporate address for Datawatch is 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824; telephone (978) 441-2200. More information on Datawatch and its solutions can be found at www.datawatch.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Form 10-K for the year ended September 30, 2005 and Form 10-Q for the quarters ended December 31, 2005, March 31, 2006, and June 30, 2006. Any forward-looking statements should be considered in light of those factors.

# # # #

Datawatch Contact:
Dan Incropera (978) 441-2200
Dan_Incropera@Datawatch.Com

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)

	Three Months Ended
	September 30,		Year Ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)

REVENUE:
Software licenses and subscriptions	$3,096	$3,952	$13,080	$14,233
Maintenance and services	2,230	1,745	7,731	7,279
Total revenue	5,326	5,697	20,811	21,512

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	525	656	2,268	2,516
Cost of maintenance and services	1,145	859	3,949	3,438
Sales and marketing	2,499	2,157	9,136	8,687
Engineering and product development	667	419	2,094	2,031
General and administrative	991	1,041	3,898	4,152
Total costs and expenses	5,827	5,132	21,345	20,824

(LOSS) INCOME FROM OPERATIONS	(501)	565	(534)	688
Other income (expense), net	(8)	30	15	90

(LOSS) INCOME BEFORE INCOME TAXES	(509)	595	(519)	778
Provision (benefit) for income taxes	21	(22)	36	(22)

NET (LOSS) INCOME	$(530)	$617	$(555)	$800

Net (loss) income per share - basic	$(0.10)	$0.12	$(0.10)	$0.15

Net (loss) income per share - diluted	$(0.10)	$0.11	$(0.10)	$0.14

Weighted Average Shares Outstanding - Basic	5,512	5,346	5,481	5,317

Weighted Average Shares Outstanding - Diluted	5,512	5,771	5,481	5,774

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands

	September 30,	September 30,
	2006	2005
	(Unaudited)

Cash and equivalents	$1,862	$4,901
Restricted cash	—	268
Accounts receivable, net	3,721	4,097
Inventories	37	55
Prepaid expenses	653	541
Total current assets	6,273	9,862

Property and equipment, net	1,129	516
Other intangible assets, net	8,558	3,034

	$15,960	$13,412

Accounts payable and accrued expenses	$3,121	$3,056
Deferred revenue	4,403	2,922
Escrow for shareholders of acquired companies	215	128
Other	1,266	—
Total liabilities	9,005	6,106

Total shareholders' equity	6,955	7,306

	$15,960	$13,412